                                   FORM 8-K
  (As last amended in Release No. 34-35113, December 19, 1994, 59 F.R. 67752)

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  June 17, 1996



                                BWAY CORPORATION
             (Exact Name of Registrant as specified in its charter)



DELAWARE                    COMMISSION FILE NUMBER 000-26-178    36-3624491
(State or other jurisdiction                                   (IRS Employer
of incorporation or organization)                           Identification No.)



                         8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350
          (Address of principal executive offices, including zip code)


                                  770-587-0888
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)
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                                BWAY CORPORATION
                                    FORM 8-K


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 17, 1996, BWAY Corporation, a Delaware Corporation ("BWAY") acquired through an indirect subsidiary substantially all of the assets of an unincoporated division of Van Dorn Company ("Seller"), known as "Davies Can" (the "Company") pursuant to the terms of the Asset Purchase Agreement dated as of April 29, 1996, by and among BWAY, Brockway Standard, Inc. ("BSI") a wholly-owned subsidiary of BWAY, Seller, and Crown Cork & Seal Company, Inc. ("Crown") as amended by Amendment No. 1 to Asset Purchase Agreement dated June 17, 1996 (as amended, the "Asset Purchase Agreement"). The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K.

Pursuant to the Asset Purchase Agreement, Davies Acquisition Corp. ("Buyer"), a wholly-owned subsidiary of BSI acquired from the Seller, a wholly-owned subsidiary of Crown, all of the assets and certain of the liabilities of the Company. BWAY intends to continue the Company's business activities and operations, and continue using the assets acquired for the manufacturing of metal containers, primarily paint, oblong, and utility cans. As a result of this acquisition and the previously announced acquisition of the Milton Can Company, BWAY and its subsidiaries will increase operations from 9 manufacturing facilities in 6 states to 15 facilities in 10 states. Management is reviewing opportunities to consolidate operations and to maximize production efficiencies by rationalizing overlapping facilities. Rationalization may result in plant closings, relocation of assets, and significant related capital expenditures and restructuring charges.

Buyer paid Seller cash consideration of approximately $41.7 million, subject to an adjustment based on the change in working capital from December 31, 1995 through June 17, 1996. The transaction will be recorded using the purchase method of accounting.

The total cash used by Buyer to consummate the transaction and pay the related fees and expenses was approximately $43 million. The source of funds for the acquisition of the Company was a new Credit Agreement among Bankers Trust Company, NationsBank, N.A., BWAY, Milton Can Company, Inc. and BSI (the "Credit Agreement"). The Credit Agreement was used to repay all obligations pursuant to the Third Amended and Restated Revolving Credit Loan Agreement among BWAY, BSI, certain financial institutions and Bankers Trust Company as agent, dated June 29, 1994 as amended. Funds were also drawn to prepay the $50 million private placement of 8.35% Senior Secured Notes maturing September 1, 2001, pursuant to the Secured Note Agreement among BWAY, BSI and the note purchasers named therein, dated as of August 15, 1993, as amended. BWAY incurred one-time charges of approximately $4.5 million related to the prepayment of the notes and the replacement of the previous credit facility. The Credit Agreement allows BWAY and its subsidiaries to borrow up to $150 million. As of June 24, 1996, the outstanding balance on the Credit Agreement was approximately $104 million.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS
(a)  Financial statements of businesses acquired.

       To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby indicates that the filing of such financial statements is impracticable and undertakes to file such information on a Form 8K/A Amendment to this Report no later than 60 days after July 2, 1996.
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(b)  Pro forma financial information.

       To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the Registrant hereby indicates that the filing of such financial statements is impracticable and undertakes to file such information on a Form 8K/A Amendment to this Report no later than 60 days after July 2, 1996.

(c)  Exhibits

       (1) The exhibits listed in the Index to Exhibits.
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                                   SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BWAY Corporation
                                           (Registrant)

Date:  July 1, 1996                        /s/  DAVID P. HAYFORD
      -------------                        ---------------------
                                           David P. Hayford
                                           Senior Vice President & CFO
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                                   SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BWAY Corporation
                                          (Registrant)

Date:  July 1, 1996                        /s/ David P. Hayford
       ------------                        -----------------------
                                           David P. Hayford
                                           Senior Vice President & CFO
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                               INDEX TO EXHIBITS
                               -----------------

                 LOCATION OF DOCUMENT
EXHIBIT             IN SEQUENTIAL
  NO.           DESCRIPTION OF DOCUMENT             NUMBERING SYSTEM
- -------   ----------------------------------------  -----------------

 10.1     Asset Purchase Agreement dated April             *
          29, 1996, between Brockway Standard,
          Inc., BWAY Corporation, Van Dorn Company and Crown Cork & Seal Company, Inc.

 10.2     Amendment No. 1 to the Asset Purchase
          Agreement, dated June 17, 1996.

 10.3     Credit Agreement dated June 17, 1996
          by and among BWAY Corporation,
          Brockway Standard, Inc., Milton Can
          Company, Inc., the Additional Borrowers,
          Bankers Trust Company, and NationsBank,
          N.A.

 99.1     BWAY Corporation's press release
          dated June 18, 1996, re: Finalized
          Acquisition of Davies Can Company.




* Incorporated by reference to the respective exhibit to the Company's Form 10-Q for the period ending March 31, 1996.